                                                                 EXHIBIT 10.16.1

                             PERFORMANCE UNDERTAKING

               THIS PERFORMANCE UNDERTAKING (this "UNDERTAKING"), dated as of October 15, 2002, is executed by RPM International, Inc., a Delaware corporation ("RPM" or the "PERFORMANCE GUARANTOR") in favor of RPM Funding Corporation, a Delaware corporation (together with its successors and assigns, "RECIPIENT").

                                    RECITALS

               Weatherproofing Technologies, Inc., a Delaware corporation, DAP Products Inc., a Delaware corporation, The Testor Corporation, an Ohio corporation, Zinsser Co., Inc., a New Jersey corporation, Tremco Incorporated, an Ohio corporation, Rust-Oleum Corporation, an Illinois corporation, The Euclid Chemical Company, an Ohio corporation, Republic Powdered Metals, Inc., an Ohio corporation , individually and as successor by merger to Consolidated Coatings Corporation, an Ohio corporation (all of the foregoing, collectively, the "ORIGINATORS"), and Recipient have entered into a Receivables Sale Agreement, dated as of June 6, 2002 (as amended, restated or otherwise modified from time to time, the "SALE AGREEMENT"), pursuant to which the Originators are selling and contributing to Recipient their respective right, title and interest in their accounts receivable and certain related rights subject to the terms and conditions contained therein.

               Recipient, RPM, as Servicer, Jupiter Securitization Corporation, Blue Ridge Asset Funding Corporation, Bank One, NA (Main Office Chicago), individually, as Jupiter Agent and as Administrative Agent, and Wachovia Bank, National Association, individually and as Blue Ridge Agent, have entered into a Receivables Purchase Agreement, dated as of June 6, 2002 (as amended, restated or otherwise modified from time to time, the "PURCHASE AGREEMENT"), pursuant to which Recipient is selling undivided interests in its assets to the Administrative Agent for the benefit of the Purchasers subject to the terms and conditions contained therein.

               Performance Guarantor owns, directly or indirectly, one hundred percent (100%) of the Equity Interests of each of the Originators, and Performance Guarantor and the Originators, collectively, own, directly or indirectly, 100% of the Equity Interests of Recipient. As a result, each of the Originators (and, accordingly, Performance Guarantor) is expected to receive substantial direct or indirect benefits from the Originators' sale and contribution of accounts receivable to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).

               As an inducement for Recipient to acquire and to continue to acquire the Originators' accounts receivable pursuant to the Sale Agreement, Performance Guarantor has agreed to guarantee the due and punctual performance by each of the Originators of its respective obligations under the Sale Agreement.

                                    AGREEMENT

               NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

               Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Sale Agreement or the Purchase Agreement, and "GUARANTEED OBLIGATIONS" means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed and observed by any of the Originators under and pursuant to the Sale Agreement and each other document executed and delivered by any of them pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any of the Originators under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason.

               Section 2. Guaranty of Performance of Guaranteed Obligations. Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each of the Originators of its Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations under the Sale Agreement, and each other document executed and delivered by any of the Originators pursuant to the Sale Agreement and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by the Originators to Recipient, any Agent or any Purchaser from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, any Agent or any Purchaser in favor of any of the Originators or any other Person or other means of obtaining payment. Should any of the Originators default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of such Guaranteed Obligations and cause any payment of Guaranteed Obligations to become forthwith due and payable to Recipient (or its assigns) by Performance Guarantor, without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor.

               Section 3. Performance Guarantor's Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360-day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

               Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by any of the Originators or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from the Originators, on a continuing basis, information concerning their financial condition, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with each of the Originators and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any Person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of any Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment obligations of Originators or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against Originators in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of Originators to perform or comply with any term of the Sale Agreement or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this
Section 4.

               Section 5. Unenforceability of Guaranteed Obligations Against Originators. Notwithstanding (a) any change of ownership of Originators or the insolvency, bankruptcy or any other change in the legal status of Originators;
(b) any change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations;
(c) the failure of any of the Originators or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any of the Originators for any other reason other than final payment in full of the payment Guaranteed Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any of the Originators or for any other reason with respect to any of the Originators, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Sale Agreement, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

               Section 6.  Representations; Warranties and Covenants.

               6.1. Representations and Warranties. Performance Guarantor hereby represents and warrants to Recipient that:

               (a) Existence and Power. Performance Guarantor is duly organized, validly existing and in good standing under the laws of its state of organization. Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

               (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Undertaking has been duly executed and delivered by Performance Guarantor.

               (c) No Conflict. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder do not contravene or violate (i) its certificate of incorporation or by-laws,
(ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor or its Subsidiaries (except as created under the Transaction Documents) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

               (d) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Performance Guarantor of this Undertaking and the performance of its obligations hereunder.

               (e) Binding Effect. This Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor, enforceable against Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (f) No Actions; Suits. There are no actions, suits or proceedings pending, or to the best of Performance Guarantor's knowledge, threatened, against or affecting Performance Guarantor, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Performance Guarantor is not in default with respect to any order of any court, arbitrator or governmental body.

               (g) Material Adverse Effect. Since May 31, 2001, no event has occurred that would have a Material Adverse Effect.

               6.2. Financial Reporting Covenant. Performance Guarantor hereby covenants and agrees with Recipient that Performance Guarantor will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Recipient and the Agents:

               (a) Annual Reporting. As soon as available and in any event within 90 days after the end of each fiscal year of the Performance Guarantor, consolidated statements of income, shareholders' equity and cash flows of the Performance Guarantor and its Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Performance Guarantor and its Subsidiaries as at the end of, and for, such fiscal year;

               (b) Quarterly Reporting. As soon as available and in any event within 60 days after the end of each fiscal quarter of the Performance Guarantor other than the last fiscal quarter in each fiscal year, consolidated statements of income, shareholders' equity and cash flows of the Performance Guarantor and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, and the related consolidated balance sheet as at the end of such fiscal quarter.

               (c) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV to the Sale Agreement (replacing references therein to "Originator" with references to "Performance Guarantor") signed by Performance Guarantor's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

               (d) Shareholders Statements and Reports. Promptly upon the mailing thereof to the shareholders of the Performance Guarantor generally, copies of all financial statements, reports and proxy statements so mailed.

               Section 7. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full, Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, any Agent or any Purchaser against any of the Originators, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agents and the Purchasers against any of the Originators and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as such term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against any of the Originators that arise from the existence or performance of Performance Guarantor's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any of the Originators in respect of any liability of Performance Guarantor to any of the Originators and (d) waives any benefit of and any right to participate in any collateral security which may be held by any Agent or any Purchaser. The payment of any amounts due with respect to any indebtedness of any of the Originators now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any of the Originators to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Guaranteed Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this
Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

               Section 8. Termination of Performance Undertaking. Performance Guarantor's obligations hereunder shall continue in full force and effect until all Aggregate Unpaids (as defined in the Purchase Agreement) are finally paid and satisfied in full and the Purchase Agreement is terminated, PROVIDED THAT this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any of the Originators or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

               Section 9. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of any of the Originators and the commencement of any case or proceeding by or against any of the Originators under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any of the Originators or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any of the Originators is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

               Section 10. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient is (and from and after the occurrence of an Amortization Event under and as defined in the Purchase Agreement which is not waived in writing by the Agents, the Administrative Agent
is) hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or, if applicable, the Administrative Agent) shall have made any demand under this Undertaking and although such obligations may be contingent or unmatured.

               Section 11. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

               Section 12. Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

               Section 13. Successors and Assigns. This Performance Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder. Recipient may not assign or transfer any of its rights hereunder except that Recipient may pledge (and hereby notifies the Performance Guarantor that it has pledged) Recipient's right, title and interest hereunder to the Administrative Agent, for the benefit of the Purchasers, under the Purchase Agreement.

               Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agents and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

               Section 15. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this
Section 15.

               Section 16. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

               Section 17. CONSENT TO JURISDICTION. EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN COOK COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

               Section 18. Bankruptcy Petition. Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Recipient, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

               Section 19. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor's liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this

Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "SECTION" shall mean a reference to sections of this Undertaking.


                            {signature page follows}

               IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

RPM INTERNATIONAL, INC.


By:   /s/ Keith R. Smiley
    -------------------------------------------
Name: Keith R. Smiley
      -----------------------------------------
Title: Vice President, Treasurer and Assistant
       ----------------------------------------
        Secretary

ADDRESS FOR NOTICES:
RPM International, Inc.
2628 Pearl Road
P.O. Box 777
Medina, Ohio 44258

Attention: Treasurer
Phone:  (330) 273-8837
Fax:    (330) 225-6574


ACKNOWLEDGED AND AGREED:

RPM FUNDING CORPORATION

By:  /s/ P. Kelly Tompkins
     ---------------------------------------
Name:   P. Kelly Tompkins
       -------------------------------------
Title:  Secretary
        ------------------------------------


BANK ONE, NA (MAIN OFFICE CHICAGO), AS ADMINISTRATIVE AGENT


By:   /s/ Sherri Gerner
    -----------------------------------------------
Name:    Sherri Gerner
       -------------------------------------
Title:  Director, Capital Markets
        ------------------------------------